Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Joanne Chomiak 608-275-4458

Spectrum Brands Holdings Reports Fiscal 2024 First Quarter Results
•Net Sales Decreased 3.0% Driven by Lower Consumer Demand in North American Small Kitchen Appliances and the Impact of SKU Rationalizations, Offset by Favorable Foreign Currency and Positive Pricing Adjustments
•Net Income from Continuing Operations of $17.5 Million and Adjusted EBITDA of $84.3 Million improved by $57.5 million and $44.5 million, respectively
•Excluding Investment Income of $23.0 million, Adjusted EBITDA was $61.3 million
•Repurchased 3.3 million shares in Q1 for $243 million
•Repurchased 11.0 million shares since the close of HHI through today for $826 million
•Maintaining Fiscal 2024 Earnings Framework and Continue to Expect Net Sales to Decline Low Single-Digits compared to Prior Year and, Excluding Investment Income, Adjusted EBITDA to Grow High Single-Digits
Middleton, WI, February 8, 2024 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the first quarter of fiscal 2024 ended December 31, 2023.
“The first quarter of fiscal 24 is an indication that the investments we are making in our people are paying off. Our operations have a very effective sales and operations planning process behind them now, with rigorous rhythm, cadence, and accountability. This is driving much better factory production performance, better operations in our distribution centers leading to higher fill rates and higher customer service levels to our retail partners. We are continuing to focus on fewer, bigger, better innovations and on our commercial operations through added investments in sales and marketing as we seek to restore revenue growth,“ said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.
Mr. Maura continued, "We have delevered our company. We are operating much more efficiently. We are returning large amounts of capital to our shareholders through dividends and share buy-backs. We are also accelerating our efforts to separate our Home & Personal Care business as we restore the profitability of that unit. Our margins and EBITDA are growing again in both our Global Pet Care and Home & Garden businesses. With our operational house now in order, our primary focus is to return to revenue growth. Our aim is consistent operating performance and a material uplift in the valuation of our shares."
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Fiscal 2024 First Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	December 31, 2023	January 1, 2023	Variance
Net sales	$692.2	$713.3	$(21.1)	(3.0)%
Gross profit	244.9	201.9	43.0	21.3%
Operating income (loss)	25.0	(20.2)	45.2	n/m
Net income (loss) from continuing operations	17.5	(40.0)	57.5	n/m
Diluted earnings per share from continuing operations	$0.51	$(0.99)	$1.50	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$84.3	$39.8	$44.5	111.8%
Adjusted EPS from continuing operations	$0.78	$(0.32)	$1.10	n/m
n/m = not meaningful
•Net sales decreased 3.0% with a decrease in organic net sales of 4.6%, excluding the impact of $11.7 million of favorable foreign exchange rates. Net sales declined due to lower sales of small kitchen appliances in North America, volume declines in certain Pet channels, and the impact of SKU rationalizations.
•Gross profit and gross profit margin increased from the sale of lower cost inventory, lower inventory-related expenses and cost improvements, offset by unfavorable transaction FX and lower volumes.
•Operating income increased due to reduced spend on restructuring, optimization and strategic transaction activities, fixed-cost reduction efforts and lower factoring charges, offset by increased investments in advertising and marketing.
•Net income from continuing operations and diluted earnings per share increased from the increase in operating income, higher investment income, lower interest costs, and lower share count.
•Adjusted EBITDA increased 111.8% and adjusted EBITDA margin increased 660 basis points attributable to higher gross margins, lower operating expenses, higher investment income and lower interest expense, partially offset by the reduction in sales volume and higher investments.
•Adjusted diluted EPS increased to $0.78 per share due to higher Adjusted EBITDA and a reduction in outstanding shares.
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Fiscal 2024 First Quarter Segment Level Data
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	December 31, 2023	January 1, 2023	Variance
Net sales	$276.9	$277.5	$(0.6)		(0.2)%
Operating income	43.9	22.7	21.2		93.4%
Operating income margin	15.9%	8.2%	770	bps
Adjusted EBITDA	$52.7	$37.2	$15.5		41.7%
Adjusted EBITDA margin	19.0%	13.4%	560	bps
The decrease in net sales was mainly driven by continued softness in the global aquatics category and the impact of the decision to exit several non-strategic categories and SKUs, offset by growth in the companion animals category. North American sales declined due to soft demand in aquatics and the SKU exits. Sales in EMEA increased due to growth in the Companion Animal category driven by strong dog and cat food sales. Organic net sales decreased 2.0%, excluding favorable foreign currency impacts of $5.0 million.
Operating income, Adjusted EBITDA and margins increased due to lower cost inventory compared to prior year, favorable product and channel mix, and savings from prior year cost reduction initiatives. This was partially offset by lower volumes and increased advertising investments.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	December 31, 2023	January 1, 2023	Variance
Net sales	$72.0	$71.4	$0.6		0.8%
Operating loss	(5.5)	(7.2)	1.7		(23.6)%
Operating loss margin	(7.6)%	(10.1)%	250	bps
Adjusted EBITDA	$(0.7)	$(2.4)	$1.7		(70.8)%
Adjusted EBITDA margin	(1.0)%	(3.4)%	240	bps
The net sales increase was primarily driven by higher sales in the Controls business, where late warmer fall weather extended the selling season and retailer reorder patterns improved to be more in line with historical trends than in fiscal 2023. Sales in the Cleaning category declined, as consumer demand for some product lines within this category remain soft compared to COVID demand levels.
The improved operating income, Adjusted EBITDA and margins were driven by higher sales, manufacturing efficiencies carrying into the fiscal year, and operational cost reductions from cost improvement initiatives, offset by increased investments in innovation and advertising.

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Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	December 31, 2023	January 1, 2023	Variance
Net sales	$343.3	$364.4	$(21.1)		(5.8)%
Operating income (loss)	16.5	(4.3)	20.8		n/m
Operating income (loss) margin	4.8%	(1.2)%	600	bps
Adjusted EBITDA	$26.7	$13.2	$13.5		102.3%
Adjusted EBITDA margin	7.8%	3.6%	420	bps
n/m = not meaningful
The decrease in net sales is primarily due to continued category decline from lower consumer demand in small kitchen appliances. Sales in International markets grew across Personal Care and small Kitchen Appliances categories. However, sales in North America were lower due to lower consumer demand and the exit of certain small Kitchen Appliance SKUs. Organic net sales decreased 7.6%, excluding favorable foreign currency impact of $6.7 million.
The increase in operating income was driven by lower cost inventory compared to the prior year, offset by lower volume and negative mix. The increase in Adjusted EBITDA and margins is driven by lower cost inventory and inventory related expenses and cost improvement initiatives, including reduction of operating expenses initiated in the prior year, offset by lower volumes and negative mix.
Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $445 million plus $950 million of short-term investments consisting of term deposits with a maturity greater than 3 months but less than 12 months, and $1,415 million of debt outstanding, consisting of $1,330 million of senior unsecured notes and $85 million of finance leases. The Company ended the quarter with net debt of approximately $19 million.
Fiscal 2024 Earnings Framework
Spectrum Brands continues to expect reported net sales to decline by low single-digits in Fiscal 2024. Fiscal 2024 Adjusted EBITDA, excluding investment income, is expected to increase by high single-digits.
The Company continues to target a long-term net leverage ratio of 2.0 - 2.5 times after full deployment of HHI sale proceeds.
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Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, February 8, 2024. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands' website at www.spectrumbrands.com. Participants may register here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.
A replay of the live broadcast will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black + Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods.  Within this document, including the tables that follow, reference is made to organic net sales, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, and adjusted earnings per share (EPS). Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of foreign currency exchange fluctuations and the impact of acquisitions (when applicable) when there is no comparable sales in the prior period.  Organic sales growth is calculated by comparing organic net sales to net sales in the prior comparative period.  The effect of changes in foreign currency exchange rates is determined by translating the period’s net sales using the foreign currency exchange rates that were in effect during the prior comparative period. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure for determining the Company's debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales. Management uses adjusted diluted EPS as a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate of 25.0%.
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The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company's management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company's GAAP financial results and should be read in conjunction with those GAAP results. Supplemental tables have been provided within the Appendix to this document to demonstrate reconciliation of non-GAAP measurements to the most comparable GAAP measure.
Forward-Looking Statements
We have made or implied certain forward-looking statements in this document and may make additional oral forward-looking statements from time to time. All statements, other than statements of historical facts included or incorporated by reference in this document, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the Russia-Ukraine war and the Israel-Hamas war and their impact on those regions and surrounding regions, including the Middle East, and on our operations and operations of our customers, suppliers and other stakeholders; (4) our increased reliance on third-party partners, suppliers and distributors to achieve our business objectives; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (6) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (7) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (8) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (9) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (10) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity
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prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (11) interest rate fluctuations; (12) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (13) the loss of, significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (14) competitive promotional activity or spending by competitors, or price reductions by competitors; (15) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (16) changes in consumer spending preferences and demand for our products, particularly in light of economic stress and the COVID-19 pandemic; (17) our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties; (18) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (19) the seasonal nature of sales of certain of our products; (20) the impact weather conditions may have on the sales of certain of our products; (21) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (22) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (23) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (24) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (25) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (26) changes in accounting policies applicable to our business; (27) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (28) our ability to utilize net operating loss carry-forwards to offset tax liabilities; (29) our ability to separate the Company's HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (30) our ability to create a pure play consumer products company composed of our Global Pet Care ("GPC") and H&G business and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (31) our ability to successfully implement, and realize the benefits of, acquisitions or dispositions and the impact of any such transactions on our financial performance; (32) the impact of actions taken by significant shareholders; and (33) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (34) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2023 Annual Report and subsequent Quarterly Reports on Form 10-Q.
Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the end of the period covered by this document, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission , we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future
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events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended
(in millions, except per share amounts)	December 31, 2023	January 1, 2023
Net sales	$692.2	$713.3
Cost of goods sold	447.3	511.4
Gross profit	244.9	201.9
Selling, general & administrative	219.9	222.1
Operating income (loss)	25.0	(20.2)
Interest expense	19.2	33.4
Interest income	(23.4)	(0.1)
Gain from debt repurchase	(4.7)	—
Other non-operating expense (income), net	4.0	(1.4)
Income (loss) from continuing operations before income taxes	29.9	(52.1)
Income tax expense (benefit)	12.4	(12.1)
Net income (loss) from continuing operations	17.5	(40.0)
Income from discontinued operations, net of tax	11.7	19.5
Net income (loss)	29.2	(20.5)
Net income from continuing operations attributable to non-controlling interest	0.1	0.3
Income from discontinued operations attributable to non-controlling interest, net of tax	—	0.1
Net income (loss) attributable to controlling interest	$29.1	$(20.9)
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$17.4	$(40.3)
Income from discontinued operations attributable to controlling interest, net of tax	11.7	19.4
Net income (loss) attributable to controlling interest	$29.1	$(20.9)
Earnings Per Share
Basic earnings per share from continuing operations	$0.51	$(0.99)
Basic earnings per share from discontinued operations	0.34	0.48
Basic earnings per share	$0.85	$(0.51)
Diluted earnings per share from continuing operations	$0.51	$(0.99)
Diluted earnings per share from discontinued operations	0.34	0.48
Diluted earnings per share	$0.85	$(0.51)
Weighted Average Shares Outstanding
Basic	34.0	40.9
Diluted	34.1	40.9
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Three Month Periods Ended
(in millions)	December 31, 2023	January 1, 2023
Cash flows from operating activities
Net cash provided (used) by operating activities from continuing operations	$18.1	$(57.0)
Net cash used by operating activities from discontinued operations	(22.4)	(7.2)
Net cash used by operating activities	(4.3)	(64.2)
Cash flows from investing activities
Purchases of property, plant and equipment	(8.4)	(10.0)
Purchases of short term investments	(700.0)	—
Proceeds from sale of short term investments	842.0	—
Net cash provided (used) by investing activities from continuing operations	133.6	(10.0)
Net cash used by investing activities from discontinued operations	—	(3.6)
Net cash provided (used) by investing activities	133.6	(13.6)
Cash flows from financing activities
Payment of debt	(174.1)	(3.3)
Proceeds from issuance of debt	—	90.0
Payment of debt issuance costs	(3.2)	(2.3)
Treasury stock purchases	(243.0)	—
Dividends paid to shareholders	(14.1)	(17.1)
Share based award tax withholding payments, net of proceeds upon vesting	(5.4)	(10.5)
Net cash (used) provided by financing activities from continuing operations	(439.8)	56.8
Net cash used by financing activities from discontinued operations	—	(0.4)
Net cash (used) provided by financing activities	(439.8)	56.4
Effect of exchange rate changes on cash and cash equivalents	2.0	5.7
Net change in cash, cash equivalents and restricted cash in continuing operations	(308.5)	(15.7)
Cash, cash equivalents, and restricted cash, beginning of period	753.9	243.9
Cash, cash equivalents, and restricted cash, end of period	$445.4	$228.2
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	December 31, 2023	September 30, 2023
Assets
Cash and cash equivalents	$445.4	$753.9
Short term investments	950.0	1,103.3
Trade receivables, net	535.1	477.1
Other receivables	75.6	84.5
Inventories	457.0	462.8
Prepaid expenses and other current assets	52.6	44.3
Total current assets	2,515.7	2,925.9
Property, plant and equipment, net	271.2	275.1
Operating lease assets	104.9	110.8
Deferred charges and other	38.1	31.8
Goodwill	860.1	854.7
Intangible assets, net	1,056.3	1,060.1
Total assets	$4,846.3	$5,258.4
Liabilities and Shareholders' Equity
Current portion of long-term debt	$8.8	$8.6
Accounts payable	382.7	396.6
Accrued wages and salaries	33.4	46.1
Accrued interest	17.0	20.6
Income tax payable	125.1	114.5
Other current liabilities	182.3	178.4
Total current liabilities	749.3	764.8
Long-term debt, net of current portion	1,387.8	1,546.9
Long-term operating lease liabilities	90.9	95.6
Deferred income taxes	173.7	174.8
Other long-term liabilities	142.9	158.0
Total liabilities	2,544.6	2,740.1
Shareholders' equity	2,300.8	2,517.6
Non-controlling interest	0.9	0.7
Total equity	2,301.7	2,518.3
Total liabilities and equity	$4,846.3	$5,258.4
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three month periods ended December 31, 2023 and January 1, 2023:

(in millions, except %)	Three Month Periods Ended
	December 31, 2023	January 1, 2023	Variance
GPC	$276.9	$277.5	$(0.6)	(0.2)%
H&G	72.0	71.4	0.6	0.8%
HPC	343.3	364.4	(21.1)	(5.8)%
Net Sales	$692.2	$713.3	(21.1)	(3.0)%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the current period net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three month period ended December 31, 2023 compared to reported net sales for the three month periods ended January 1, 2023:

	December 31, 2023
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales January 1, 2023	Variance
GPC	$276.9	$(5.0)	$271.9	$277.5	$(5.6)	(2.0)%
H&G	72.0	—	72.0	71.4	0.6	0.8%
HPC	343.3	(6.7)	336.6	364.4	(27.8)	(7.6)%
Total	$692.2	$(11.7)	$680.5	$713.3	(32.8)	(4.6)%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense from intangible assets from net income. Adjusted EBITDA further excludes the following:
•Share based compensation costs consist of costs associated with long-term incentive compensation arrangements that generally consist of non-cash, stock-based compensation;
•Incremental amounts attributable to strategic transactions, restructuring and optimization initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business, development and implementation of strategies to optimize operations, reduce costs, increase revenues, improve profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards strategic initiatives and business development activities, incremental costs directly attributable to such initiatives and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash gain from the reduction in the contingent consideration liability associated with the Tristar Business acquisition;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets, when applicable;
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated in the prior year;
•Incremental reserves for non-recurring litigation or environmental remediation activity attributable to significant and unusual nonrecurring claims with no previous history or precedent;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions, through the close of the HHI divestiture on June 20, 2023; excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Subsequent to the close of the HHI divestiture, amounts attributable to unallocated shared costs would be mitigated through income from TSAs, subsequent strategic or restructuring initiatives, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations;
•Impact from the early settlement of foreign currency cash flow hedges, resulting in assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organization structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in excluded gains intended to mitigate cost through the year ending September 30, 2023; and
•Other adjustments primarily attributable to: (1) key executive severance and other one-time compensatory costs; and (2) non-recurring unusual insurable losses.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended December 31, 2023.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$43.5	$(5.5)	$15.9	$(36.4)	$17.5
Income tax expense	—	—	—	12.4	12.4
Interest expense	—	—	—	19.2	19.2
Depreciation	3.6	1.9	2.7	6.2	14.4
Amortization	5.6	2.9	2.6	—	11.1
EBITDA	52.7	(0.7)	21.2	1.4	74.6
Share based compensation	—	—	—	3.9	3.9
HHI separation costs	—	—	—	1.3	1.3
HPC separation initiatives	—	—	—	0.3	0.3
Fiscal 2023 restructuring	0.1	—	0.4	—	0.5
Global ERP transformation	—	—	—	3.0	3.0
Other project costs	(0.1)	—	0.1	—	—
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Impairment of intangible assets	—	—	4.0	—	4.0
Legal and environmental	—	—	1.2	—	1.2
HPC product recall	—	—	(0.7)	—	(0.7)
Gain from debt repurchase	—	—	—	(4.7)	(4.7)
Other	—	—	—	0.4	0.4
Adjusted EBITDA	$52.7	$(0.7)	$26.7	$5.6	$84.3
Net sales	$276.9	$72.0	$343.3	$—	$692.2
Adjusted EBITDA margin	19.0%	(1.0)%	7.8%	—	12.2%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended January 1, 2023.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$23.0	$(7.2)	$(4.2)	$(51.6)	$(40.0)
Income tax benefit	—	—	—	(12.1)	(12.1)
Interest expense	—	—	—	33.4	33.4
Depreciation	3.7	1.8	3.2	3.5	12.2
Amortization	5.5	2.8	2.1	—	10.4
EBITDA	32.2	(2.6)	1.1	(26.8)	3.9
Share based compensation	—	—	—	3.3	3.3
Tristar integration	—	—	5.7	—	5.7
HHI divestiture and separation costs	—	—	—	1.5	1.5
HPC separation initiatives	—	—	—	2.4	2.4
Fiscal 2022 restructuring	—	0.2	—	0.4	0.6
Russia closing initiatives	—	—	2.9	—	2.9
Global ERP transformation	—	—	—	1.6	1.6
Other project costs	2.1	—	1.0	2.3	5.4
Unallocated shared costs	—	—	—	6.3	6.3
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Gain from remeasurement of contingent consideration liability	—	—	(1.5)	—	(1.5)
Early settlement of foreign currency cash flow hedges	—	—	2.6	—	2.6
HPC Product Recall	—	—	0.3	—	0.3
Other	2.9	—	0.6	0.8	4.3
Adjusted EBITDA	$37.2	$(2.4)	$13.2	$(8.2)	$39.8
Net Sales	$277.5	$71.4	$364.4	$—	$713.3
Adjusted EBITDA margin	13.4%	(3.4)%	3.6%	—	5.6%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
We define adjusted diluted earnings per share (EPS) as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Incremental amounts attributable to strategic transactions, restructuring and optimization initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business, development and implementation of strategies to optimize operations, reduce costs, increase revenues, improve profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards strategic initiatives and business development activities, incremental costs directly attributable to such initiatives and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash gain from the reduction in the contingent consideration liability associated with the Tristar Business acquisition;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets, when applicable;
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated in the prior year;
•Incremental reserves for non-recurring litigation or environmental remediation activity attributable to significant and unusual nonrecurring claims with no previous history or precedent;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions, through the close of the HHI divestiture on June 20, 2023; excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Subsequent to the close of the HHI divestiture, amounts attributable to unallocated shared costs would be mitigated through income from TSAs, subsequent strategic or restructuring initiatives, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations;
•Impact from the early settlement of foreign currency cash flow hedges, resulting in assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organization structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in excluded gains intended to mitigate cost through the year ending September 30, 2023; and
•Other adjustments primarily attributable to: (1) key executive severance and other one-time compensatory costs; and (2) non-recurring unusual insurable losses; and
•Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three month periods ended December 31, 2023 and January 1, 2023 based upon enacted corporate tax rate in the United States.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three month periods ended December 31, 2023 and January 1, 2023.

	Three Month Periods Ended
	December 31, 2023	January 1, 2023
Diluted EPS from continuing operations, as reported	$0.51	$(0.99)
Adjustments:
HHI divestiture and separation costs	0.04	0.04
HPC separation initiatives	0.01	0.06
Tristar integration	—	0.14
Fiscal 2023 restructuring	0.01	—
Fiscal 2022 restructuring	—	0.01
Russia closing initiatives	—	0.07
Global ERP transformation	0.09	0.04
Other project costs	—	0.13
Unallocated shared costs	—	0.15
Non-cash purchase accounting adjustments	0.01	0.01
Gain from remeasurement contingent consideration liability	—	(0.04)
Impairment on intangible assets	0.12	—
Early settlement of foreign currency cash flow hedges	—	0.06
Legal and environmental	0.03	—
HPC product recalls	(0.02)	0.01
Gain on debt repurchase	(0.14)	—
Debt amendment costs	—	0.06
Other	0.02	0.12
Pre-tax adjustments	$0.17	$0.86
Income tax adjustment	0.10	(0.19)
Total adjustments	$0.27	$0.67
Diluted EPS from continuing operations, as adjusted	$0.78	$(0.32)

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